CIS Acquisition Ltd.

89 Udaltsova Street, Suite 84

Moscow, Russia 119607

_________, 2012

CIS Acquisition Holding Co. Ltd.

Commerce House, Wickhams Cay 1

Road Town, Tortola, British Virgin Islands

Gentlemen:

This letter will confirm our agreement that commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) relating to the initial public offering of the securities of CIS Acquisition Ltd. (the “Company”) and continuing until the consummation by the Company of an acquisition transaction or the distribution of the trust account to the Company’s then public shareholders (as described in the Registration Statement), CIS Acquisition Holding Co. Ltd. (the “Firm”) shall make available to the Company certain general and administrative services, including the use of office space, utilities and secretarial support, as may be required by the Company from time to time, at 89 Udaltsova Street, Suite 84, Moscow, Russia 119607 (or any successor location). In exchange therefor, the Company shall pay the Firm at the rate of $7,500 per month.

Very truly yours,

CIS ACQUISITION LTD.

By:
Name:
Title:

Agreed to and Accepted as of the date first written above by:

CIS ACQUISITION HOLDING CO. LTD.

By:
Name:
Title:

Services Agreement